UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 10, 2007
Crescent Real Estate Equities Limited Partnership
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of organization)	000-51912 (Commission File Number)	75-2531304 (IRS Employer Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Crescent Real Estate Equities Company (the “Company”) conducts all of its business through Crescent Real Estate Equities Limited Partnership (the “Operating Partnership” or “we” or “us”) and its other subsidiaries. The Company controls the Operating Partnership through the Company’s ownership of all of the outstanding common stock of Crescent Real Estate Equities, Ltd. (the “General Partner”), which is the sole general partner of the Operating Partnership.
Item 1.01. Entry into a Material Definitive Agreement.
     On March 5, 2007, the Operating Partnership and certain of its subsidiaries and affiliates (the “Sellers” and, collectively with the Operating Partnership, “Crescent”), and Walton TCC Hotel Investors V, L.L.C., a Delaware limited liability company (the “Purchaser”), entered into a series of Purchase and Sale Agreements (collectively, the “Purchase Agreement”) pursuant to which, among other things, (a) the Sellers agreed to sell to the Purchaser all of the Sellers’ rights, title and interest in the Fairmont Sonoma Mission Inn & Spa®, the Sonoma Golf Club, the Ventana Inn & Spa®, the Park Hyatt Beaver Creek Resort & Spa, the Omni Austin hotel, the Denver Marriott hotel and the Renaissance Houston hotel and (b) the Operating Partnership agreed to guaranty certain obligations of the Sellers under the Purchase Agreement. The total gross purchase price under all the Purchase and Sale Agreements, which was determined through arm’s length negotiations between the parties, is approximately $550,000,000 and is to be paid at closing. Crescent’s share of the gross purchase price, determined after taking into account the interests of its partners in the sales and incentive payments due as a result of the sales, is approximately $510,000,000. The Purchase Agreement became effective on March 10, 2007 upon the approval of the Purchase Agreement by the Board of Trust Managers of the Company.
     The Purchaser has paid an earnest money deposit of approximately $11,000,000. The Purchaser has the right to terminate the Purchase Agreement and receive a refund of the earnest money deposit until the expiration of a due diligence period on March 26, 2007. If the Purchaser has not terminated the Purchase Agreement by the expiration of the due diligence period, the earnest money deposit becomes nonrefundable.
     The closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction of certain customary closing conditions. There are no assurances that the conditions will be met or that the transaction will be consummated. The parties to the Purchase Agreement presently anticipate that the closing will occur during the second quarter of 2007. Neither the Company, nor the Operating Partnership, nor any of the Sellers or any of the affiliates of the foregoing, has a material relationship with Purchaser, other than pursuant to the Purchase Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP

By:	Crescent Real Estate Equities, Ltd. Its General Partner

Date: March 14, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary